SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 17, 2002



                                 MORGAN STANLEY
             (Exact name of registrant as specified in its charter)


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

               Delaware                                1-11758                                  36-3145972
    (State or other jurisdiction of             (Commission File Number)           (I.R.S. Employer Identification Number)
             incorporation)

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                     1585 Broadway, New York, New York 10036
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (212) 761-4000


                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     On October 17, 2002, Standard & Poor's announced that it had lowered its long- and short-term counterparty credit ratings on Morgan Stanley and one other major financial services firm to single-'A'-plus/'A-1' from double-'A'-minus/'A-1'-plus. The short-term counterparty credit rating on one other firm was also lowered. Standard & Poor's stated that the actions were due to its belief that the industry's weak operating environment will continue to pressure earnings, and noted that liquidity is strong at all three firms and that each firm has adequate capital for its ratings. Standard & Poor's removed Morgan Stanley from CreditWatch, and its outlook for the firm is now stable.

     The information above may contain forward-looking statements. These statements reflect management's beliefs and expectations, and are subject to risks and uncertainties that may cause actual results to differ materially.
For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Competition and Regulation" under each of "Securities," "Investment Management" and "Credit Services" in Part I, Item 1 in the Company's 2001 Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for fiscal 2002.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         MORGAN STANLEY
                         ------------------------------------------------------
                                          (Registrant)

                       By: /s/ Martin M. Cohen
                           ----------------------------------------------------
                           Name:   Martin M. Cohen
                           Title:  Assistant Secretary



Date:  October 18, 2002